Exhibit 10
                         SCHERING-PLOUGH CORPORATION
                          EXECUTIVE INCENTIVE PLAN
                       As amended to January 25, 1994

                          Article I -- Definitions

     The following words and phrases, as used herein, have the following meaning unless a different meaning is plainly required by the context:

"Affiliated Company"          - any corporation, partnership, or
                                other legal entity controlled
                                directly or indirectly by the
                                Company.

"Board"                       - the Board of Directors of the
                                Company.

"Committee"                   - the Executive Compensation and
                                Organization Committee appointed by
                                the Board.

"Company"                     - Schering-Plough Corporation, a New
                                Jersey corporation.

"Company Stock"               - the Common Shares, par value $l per
                                share, of the Company.

"Company Stock Unit
    Account"                  - an account established to record
                                the aggregate of all Company Stock
                                Units credited to the account of
                                Participants under the Plan, or any
                                predecessor Executive Incentive
                                Plan.

"Former Participant"          - a person no longer in the employ of
                                the Company who is entitled to
                                receive a distribution under the
                                Plan or any predecessor Executive
                                Incentive Plan.

"Fund A"                      - a fund deemed to be invested in the
                                Merrill Lynch one- to ten-year
                                Treasury Index.

"Fund B"                      - a fund deemed to be invested in the
                                Standard and Poors 500 Index.

"Fund C"                      - a fund deemed to be invested in
                                thirty-day United States Treasury
                                Bills.

"Participant"                 - any employee of the Company who is
                                designated by the Committee to
                                participate in the Plan.

"Plan"                        - this Plan, either in its present
                                form or as hereafter amended.

"Terminated Participant"      - any employee who has been removed
                                from further participation in the
                                Plan or any predecessor Executive
                                Incentive Plan by action of the
                                Committee.

                           Article II -- Purposes

     The purposes of the Plan are to: (a) improve Company and individual performance through financial incentives which provide rewards to executives and managers whose activities most significantly affect Company profitability; (b) support the Company's planning efforts and encourage cooperation and group effort toward the attainment of Company goals; (c) help attract and retain outstanding executives and managers.

                            Article III -- Awards

     1. The Committee shall, prior to or during the first quarter of each calendar year, establish criteria for determining the incentive awards for such calendar year for Participants in the Plan. In establishing the criteria, the Committee may, in its discretion, consider the following: (a) the number of Participants; (b) projected Company and industry performance; and
(c) such other factors it may deem appropriate, including conditions in the general economy and in the industry.

     2. As soon as practicable after the close of each calendar year, the Committee shall determine the actual incentive awards to be made to the Participants, provided, however, that prior to the close of such calendar year, the Committee may estimate the actual incentive award to be made to all or certain of the Participants and may authorize the immediate distribution of all or any portion thereof to such Participants, and provided further, however, that during any such calendar year the Committee may, in its discretion, determine incentive awards for the portion of the year preceding such determination and may authorize the immediate distribution of such awards to all or certain of the Participants.
     In determining such awards the Committee may consider, inter alia, the following: (a) the salary of each Participant; (b) the level of executive or managerial responsibility; and (c) the performance of each Participant.

     3. Upon the retirement, disability or death of a Participant, or upon a transfer to an Affiliated Company of a Participant who is no longer to participate in the Plan, the Committee may, in its discretion, make an award to such Participant or his beneficiary or estate for the calendar year in which such retirement, disability, death or transfer takes place, which award shall be based on the portion of the year preceding the date of such retirement, disability, death or transfer. The expression "disability" as used herein shall mean total and permanent disability and shall be evidenced by the certification of a medical examiner acceptable to the Committee, to the effect that the Participant, as a result of mental or physical disability, is prevented from engaging in any occupation or employment for wage or profit and that such disability will probably continue for the remainder of the Participant's life.

     4. Unless the Committee shall have authorized the distribution to a Participant of an estimated or partial award during the calendar year, no award shall be made to any Participant with respect to any calendar year during which his employment is terminated for any reason other than retirement, disability or death.

     5.  For purposes of the Plan, employment by an Affiliated
Company shall be deemed to be employment by the Company.

                         Article IV -- Distribution

     1. Except as described below, distributions of estimated, partial, or actual awards shall be made to Participants as soon as practicable following the determination thereof by the Committee and in any event on or about March 1st of the year following the calendar year for which an award is made (the "Distribution Date").

     2. In lieu of the normal method of distribution described above, a Participant may, prior to the commencement of any year, or with respect to a new Participant prior to his date of commencement of participation, elect to have all or any part of the award for such year deferred until the earliest of his retirement, disability, death, or other termination of employment (herein called "the deferral period"). Such election may include an election as to the number of annual installments, in multiples of five but not exceeding thirty, over which such award shall be paid. If no installments are specified, the election shall be deemed an election to receive the deferred award in a lump sum. Lump sum payments and the first of any installment payments shall be made on the 90th day after the termination of the deferral period or, at the Participant's election, made at the time of the election to defer an award, on the April 1st of the calendar year following the year of the termination of such deferral period. The amount of a deferred award shall be expressed and credited to each Participant in terms of compensation units (herein called "Units") which shall, in accordance with the election of the Participant, consist of Fund A Units, Fund B Units, Fund C Units, or Company Stock Units, or any combination thereof. A Participant may elect a separate deferral period and separate payment schedules with respect to Fund A Units, Fund B Units, Fund C Units or Company Stock Units. The cash equivalent of all deferred awards designated as Fund A Units, Fund B Units, and Fund C Units shall be credited respectively to the Fund A Account, the Fund B Account, and the Fund C Account. The aggregate deferred awards designated as Company Stock Units shall be credited to the Company Stock Unit Account.

     The foregoing elections shall be irrevocable.

     3. The Company shall establish a separate deferred account for each Participant representing his participation in Fund A, Fund B, Fund C, or the Company Stock Unit Account. As of each Distribution Date, the Company shall credit to each such deferred account of each Participant a number of Units and fractional Units equal to the number of Units and fractional Units determined by dividing the amount of such Participant's deferred award by the Unit Value of Fund A, Fund B, Fund C or one share of Company Stock, whichever is applicable.

     The Unit Value of Fund A, Fund B, and Fund C shall be determined as of any valuation date by dividing the fair market value of each of such Funds at such date by the number of Units then outstanding to the credit of all Participants, Former Participants or Terminated Participants, respectively, with respect to each such Fund, excluding amounts to be credited as of such date. The Unit Value of one share of Company Stock for various purposes hereunder shall be the closing price of one share of Company Stock on the New York Stock Exchange on the day in question; or if there were no sales on that day, then the closing price on such Exchange on the nearest preceding day on which there were sales.

     4. When dividends are paid from time to time with respect to Company Stock, the Company shall calculate the amount which would have been payable in cash or property on the total Company Stock Units in all deferred accounts on each dividend payment date as if each Company Stock Unit represented one issued and outstanding share of Company Stock. The number of Company Stock Units equal to the aggregate amount of such dividends (based on the Unit Value of one share of Company Stock on the payment date with respect to such dividend) shall be credited to the Company Stock Unit Account, and each deferred account representing a participation in the Company Stock Unit Account shall be credited with its pro rata share of such number of Company Stock Units. In the event of any capital stock adjustment to Company Stock, the Company Stock Unit Account and each such deferred account shall be correspondingly adjusted as of the date of such capital stock adjustment.

     5. Upon expiration of any deferral period, an amount of cash equal to the Unit Value of Units credited to a Participant's, Terminated Participant's, or Former Participant's deferred accounts shall be payable either in a lump sum or in the number of annual installments payable as specified by a Participant in his election under paragraph 2 of this Article. Any lump sum payment shall be valued as of the end of the most recent calendar month prior to the payment date. The amount of each installment payment shall be determined by dividing the aggregate Unit Value of the Units credited to the Participant's, Terminated Participant's or Former Participant's deferred accounts valued as of the end of the most recent calendar month prior to the payment date by the remaining number of unpaid installments; provided, however, that the Committee may, in its absolute discretion, approve any other method of determining the amount of each installment payment in order to achieve approximately equal installment payments over the installment period. The Committee may, in its sole discretion, where a Participant, Terminated Participant or Former Participant has terminated his employment and where it finds such action necessary to avoid severe financial hardship to a Participant, Terminated Participant or Former Participant or their respective beneficiaries, direct at any time that payment of any installment or lump sum be accelerated or that any remaining installments due to a Participant, Terminated Participant or Former Participant or their respective beneficiaries or estates shall be paid in a lump sum. A severe financial hardship must result from the illness of or an unexpected accident or casualty to the Participant, Terminated Participant or Former Participant or a member of his or her family or to his or her property, or due to other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, Terminated Participant or Former Participant. A severe financial hardship shall not exist to the extent the loss or expense is covered by insurance or can be met by the sale of other liquid assets of the Participant, Terminated Participant or Former Participant. Unforeseeable hardship shall not include the college expenses of a child or the costs of purchasing a residence. The amount of any distribution hereunder shall not exceed the amount needed to meet the severe financial hardship. Any benefits payable under the Plan shall be equitably reduced to reflect any payments made from any trust established by the Corporation to meet its obligations under this Plan.

     6. Designations of beneficiaries shall be made in writing filed with the Company in such form and in such manner as the Company may from time to time prescribe. Beneficiaries may be changed by a Participant, Terminated Participant or Former Participant in the same manner at any time prior to death, and may thereafter be designated or changed by a surviving beneficiary eligible to receive any payment unless a successor beneficiary to such surviving beneficiary has been designated by the Participant, Terminated Participant, Former Participant or prior beneficiary.
If a Participant, Terminated Participant, Former Participant or beneficiary eligible to receive any payment dies without a surviving beneficiary having been designated, or with his estate or a trust designated as the beneficiary, his interest under the Plan shall be distributed to the legal representative of his estate, or to the trustee of any such trust, in a lump sum on the 90th day after his death.

     7.  A Participant, Former Participant, or Terminated
Participant who has a balance in any of the deferred accounts may elect to have his interest in such accounts reallocated among the deferred accounts as follows:

          (i) the election shall be in writing and shall be delivered to the Corporation on or before the 20th calendar day of the month in which the reallocation is to be effective;

          (ii) the reallocation shall be effected as of the last business day of the month designated, or as soon thereafter as practicable;

          (iii) a reallocation may only be made once during any calendar year by a Participant, Former Participant, or Terminated Participant; and

          (iv) in no event may a Participant, Former Participant, or Terminated Participant subject to Section 16 of the Securities Exchange Act of 1934 reallocate any balance from the Company Stock Unit Account to any other deferred account.

             Article V -- Committee Powers and Responsibilities

          The Committee, in its sole discretion, shall designate all Participants in the Plan, and may at any time remove any Participant from further participation in the Plan. The Committee shall have the exclusive power and authority, except as provided herein, to interpret and administer the Plan. The Committee shall act by a majority of the members present at a meeting at which a quorum is present or by a majority of its members in writing without a meeting, and such action shall constitute the action of the Committee. The action of the Committee shall be final and binding upon the Company and all interested parties.

                   Article VI -- Amendment or Termination

          The Plan may be amended or terminated at any time by action of the Board. In the event of termination, no awards shall be made thereafter, except for a year preceding the year in which termination occurs and provided that no such amendment or termination shall affect any right or obligation with respect to any award theretofore made, or the rights of a Participant, Terminated Participant, Former Participant or beneficiary to receive amounts credited to his deferred account.

                        Article VII -- Miscellaneous

          1. Neither the establishment of the Plan nor participation therein shall confer upon any person any right to be continued as an employee of the Company or an Affiliated Company, and the Company reserves the right to discharge any employee whenever in its sole judgment the interest of the Company or an Affiliated Company so requires.

          2. All expenses of administering the Plan shall be paid by the Company.

          3. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge or subject to attachment, garnishment, or other legal process.

          4. The Plan shall be construed, administered and enforced according to the laws of the State of New Jersey.












3296-1